Filed Pursuant to Rule 424(b)(5)

Registration No. 333-269493

PROSPECTUS SUPPLEMENT

Knightscope, Inc.

Up to $20,000,000

Class A Common Stock

We have entered into an At the Market Offering Agreement, dated February 1, 2023 (the “Sales Agreement”), with H.C. Wainwright & Co., LLC (“Wainwright” or the “sales agent”) relating to shares of our Class A common stock, par value $0.001 per share, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may from time to time offer and sell shares of our Class A common stock having an aggregate offering price of up to $20,000,000 through Wainwright as our sales agent under this prospectus supplement.

Sales of the shares of Class A common stock, if any, may be made by means of transactions that are deemed to be “at-the-market” offerings, as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including ordinary brokers’ transactions on The Nasdaq Global Market or other trading market. If we and Wainwright agree on any method of distribution other than sales of shares of our Class A common stock into The Nasdaq Global Market or another existing trading market in the United States at market prices, we will file a prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The sales agent will receive from us a commission of 3.0% based on the gross sales price per share for any shares sold through the sales agent under the Sales Agreement. Under the terms of the Sales Agreement, we also may sell shares of our Class A common stock to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate terms agreement with the sales agent and we will describe the agreement in a separate prospectus supplement or pricing supplement.

In connection with the sale of shares of our Class A common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain liabilities, including civil liabilities under the Securities Act.

The sales agent is not required to sell any specific number or dollar amount of shares of our Class A common stock, but, subject to the terms and conditions of the Sales Agreement and unless otherwise agreed by us and the sales agent, the sales agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the shares offered as our sales agent. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Our Class B common stock is not publicly traded. Holders of Class A common stock and holders of Class B common stock have substantially identical rights, except that holders of Class A common stock are entitled to one vote per share and holders of shares of Class B common stock are entitled to 10 votes per share. Holders of Class A common stock and holders of Class B common stock vote together as a single class on all matters submitted to a vote of stockholders, unless otherwise required by law or our certificate of incorporation. Each share of Class B common stock may be converted into a share of Class A common stock at any time at the election of the holder. See “Description of Capital Stock.”

Our Class A common stock is traded on The Nasdaq Global Market under the symbol “KSCP.” On January 30, 2023, the last reported sales price of our Class A common stock on The Nasdaq Global Market was $1.60 per share.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

As of February 9, 2023, the aggregate market value of our outstanding Class A common stock held by non-affiliates, or public float, was approximately $56.8 million, based on the closing price of our Class A common stock as reported on The Nasdaq Global Market on January 6, 2023, as calculated in accordance with General Instruction I.B.6 of Form S-3. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar months prior to and including the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell any securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period unless our public float subsequently rises to $75.0 million or more.

Investing in our securities involves a high degree of risk. Before buying any securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus is February 9, 2023.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of shares of our Class A common stock in this offering. Under the shelf registration process, we may offer shares of our Class A common stock having an aggregate offering price of up to $20,000,000 from time to time under this prospectus supplement and the accompanying prospectus at prices to be determined by market conditions at the time of the offering.

We provide information to you about this offering of shares of our Class A common stock in in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering, and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. In addition, to the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this sales agreement prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, describes the specific terms of this offering. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add to or update information contained in the documents incorporated by reference therein.

You should rely only on the information contained in this prospectus or incorporated by reference herein.

We have not authorized anyone to provide you with information different from or inconsistent with the information contained in or incorporated by reference in this prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement and the documents incorporated by reference in this prospectus supplement is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement and the documents incorporated by reference in this prospectus supplement in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

For investors outside of the United States: we have not, and the sales agent has not, done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectuses in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus or any free writing prospectuses must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus or any free writing prospectuses outside of the United States.

You should assume that the information in this prospectus is accurate only as of the date on the front of this document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the date of delivery of this prospectus, or the date of any sale of a security.

This prospectus supplement may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to the “Company,” “we,” “us,” “our,” and “Knightscope” refer to Knightscope, Inc. The term “you” refers to a prospective investor.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and the documents incorporated herein by reference include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this prospectus and the documents incorporated by reference herein other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. The words such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements contained in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements about:

•	the success of our products and product candidates will require significant capital resources and years of development efforts;

•	our limited number of deployments and the risk of limited market acceptance of our products;

•	our ability to protect our intellectual property and to develop, maintain and enhance a strong brand;

•	our limited operating history by which performance can be gauged;

•	our ability to operate and collect digital information on behalf of our clients, which is dependent on the privacy laws of jurisdictions in which our ASRs (as defined below) operate, as well as the corporate policies of our clients, which may limit our ability to fully deploy our technologies in various markets;

•	our ability to raise capital and the availability of future financing;

•	unpredictable events, such as the COVID-19 pandemic, and associated business disruptions could seriously harm our future revenues and financial condition, delay our operations, increase our costs and expenses, and impact our ability to raise capital;

•	our ability to manage our research, development, expansion, growth and operating expenses; and

•	our ability to effectively use the net proceeds from this offering.

We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions and other factors that could cause actual results to differ materially from those stated, including those described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, which is incorporated by reference herein, as such factors may be updated in our filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus and the documents incorporated herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. In particular, disruptions and delays with certain vendors in our supply chain, as a result of the COVID-19 pandemic, may adversely impact component manufacturers’ ability to meet our client demand timely. Additionally, the prioritization of shipments of certain products, as a result of the pandemic, could cause delays in our ability to deploy our ASRs. Such disruptions could result in a delay in our ability to recognize revenue on sales. The physical security industry in general and our financial position and operating results, in particular, have been material, are changing rapidly, and cannot be predicted.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Our forward-looking statements speak only as of the date made, and we undertake no obligation to update any of these forward-looking statements for any reason after such date or to conform these statements to actual results or revised expectations, except as required by applicable law.

S-iii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should read this entire prospectus carefully, including the documents incorporated by reference herein, including the section entitled “Risk Factors” included elsewhere in this prospectus, the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and the related notes thereto, each included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, which is incorporated by reference herein, and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited condensed financial statements and the related notes thereto, each included in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 16, 2022, August 15, 2022 and November 14, 2022, respectively, each of which is incorporated by reference herein. Some of the statements in this prospectus and in the documents incorporated by reference herein, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Company Overview

Knightscope is a leading developer of autonomous security robots. Our technologies are Made in the USA and allow public safety professionals to more effectively deter, intervene, capture, and prosecute criminals. Our mission is to make the United States of America the safest country in the world by helping to protect the places people live, work, study and visit.

To support this mission, we design, develop, manufacture, market, and support Autonomous Security Robots (“ASRs”), autonomous charging stations, the proprietary Knightscope Security Operations Center (“KSOC”) software user interface, and blue light emergency communication devices.

Our core technologies are suitable for most environments that require security patrol coverage and designed to be force multipliers that offer security teams improved situational awareness. ASRs conduct real-time on-site data collection and analysis in both indoor and outdoor spaces delivering alerts to security professionals through the KSOC. The KSOC enables clients with appropriate credentials and user permissions to access the data for investigative and evidence collection purposes.

Our blue light emergency communication devices consist of emergency blue light towers, blue light emergency phone (“E-Phone”) towers, fully integrated, solar-powered cellular emergency phone towers, and emergency call box systems (“Call Box”). Towered devices are tall, highly visible and recognizable apparatuses that provide emergency communications using cellular and satellite communications with solar power for additional safety in remote locations. E-Phones and Call Boxes offering a smaller, yet still highly visible, footprint than the stationary security towers, but with the same reliable communication capabilities.

We sell our ASR and stationary multi-purpose security solutions under an annual subscription, Machine-as-a-Service business model, which includes the ASR rental as well as maintenance, service, support, data transfer, KSOC access, charging stations, and unlimited software, firmware and select hardware upgrades.

Our stationary blue light, e-phone, and call box towers are sold as point-of-sale modular systems, including Knightscope’s exclusive, self-diagnostic, alarm monitoring system firmware that provides system owners daily email reports on the operational status of their system, a one-year parts warranty, and optional installation services. Modular upgrades are available for the blue light towers, such as public announcement speaker systems. Knightscope also offers an extended warranty on this series of stationary security towers.

Our current strategy for all products and services is to focus solely on United States sales and deployments for the foreseeable future before considering global expansion.

Summary of Risks

Our business and this offering are subject to a number of risks of which you should be aware before making a decision to invest in our Class A common stock. These risks include, among others, the following:

•	Management will have broad discretion as to the use of the net proceeds from this offering.

•	The Class A common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

•	The actual number of shares of Class A common stock we will issue under the Sales Agreement, at any one time or in total, is uncertain.

•	The market price of our Class A common stock may be adversely affected by the future issuance and sale of additional shares of our Class A common stock, including pursuant to the Sales Agreement, or by our announcement that such issuances and sales may occur.

•	Future issuances of our Class A common stock or instruments convertible or exercisable into our Class A common stock.

•	If you purchase shares of our Class A common stock sold in this offering, you will incur immediate and substantial dilution.

•	Our stock price may be volatile and your investment in our securities could suffer a decline in value.

•	Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies.

•	SEC regulations limit the amount of funds we may raise during any 12-month period pursuant to our shelf registration statement on Form S-3.

•	It is not possible to predict the actual number of shares of Class A common stock we will issue under the Purchase Agreement (as defined below) to the Notes Investor (as defined below), or the actual gross proceeds resulting from exercises of 2022 Warrants (as defined below) for cash, if any.

•	The issuance of our Class A common stock to the Notes Investor upon conversion of Notes (as defined below) or exercise of 2022 Warrants will cause dilution to our existing stockholders, and the sale of the shares of Class A common stock acquired by the Notes Investor, or the perception that such sales may occur, could cause the price of our Class A common stock to decline.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2022, as amended;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (United States) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and pay ratio; and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues are $1.235 billion or more, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Class A common stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

We are also a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting Class A common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting Class A common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Corporate Information

We were incorporated in Delaware in April 2013. Our principal executive offices are located at 1070 Terra Bella Avenue, Mountain View, California 94043, and our telephone number is (650) 924-1025. We maintain an internet website at www.knightscope.com. The information provided on our website (or any other website referred to in this prospectus) is not part of this this prospectus and is not incorporated by reference as part of this prospectus.

The Offering

Issuer	Knightscope, Inc.

Class A common stock offered by us	Shares of Class A common stock having an aggregate offering price of up to $20,000,000.

Class A common stock to be outstanding after this offering:	Up to 39,652,912 shares (as more fully described in the notes following this table), assuming sales of 12,500,000 shares of our Class A common stock in this offering at an assumed public offering price of $1.60 per share, which was the last reported sale price of our Class A common stock on The Nasdaq Global Market on January 30, 2023. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of distribution	At-the-market offering that may be made from time to time through our sales agent, Wainwright. If we and Wainwright agree on any method of distribution other than sales of shares of our Class A common stock into The Nasdaq Global Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. We may also sell shares of our Class A common stock to Wainwright as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to Wainwright as principal, we will enter into a separate terms agreement setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus or pricing supplement. See “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including working capital, acquisitions and capital expenditures.

Nasdaq Global Market symbol	KSCP

Transfer agent	Computershare Trust Company, N.A.

Risk factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our securities.

The number of shares of Class A common stock to be outstanding immediately after this offering as set forth above is based on 27,152,912 shares outstanding as of September 30, 2022, and excludes:

•	9,624,595 shares of Class A common stock and Class B common stock issuable upon the exercise of outstanding options issued under our equity incentive plans at a weighted average exercise price of $3.17 per share;

•	up to 4,016,391 additional shares of Class A common stock that are reserved for issuance under our 2022 Equity Incentive Plan (the “2022 Plan”);

•	5,874,600 warrants to purchase Series m-3 preferred stock and Series S preferred stock, which are convertible into 6,349,424 shares of Class A common stock, collectively;

•	1,879,946 shares of Class A common stock issuable upon conversion of shares of our Series m preferred stock;

•	2,741,341 shares of Class A common stock issuable upon conversion of shares of our Series S preferred stock;

•	160,000 shares of Class B common stock issuable upon conversion of shares of our Series m-2 preferred stock;

•	10,319,884 shares of Class B common stock convertible into 10,319,884 shares of Class A common stock at the option of the holder thereof at any time;

•	3,109,160 shares of Class B common stock issuable upon conversion of shares of our Series A preferred stock; and

•	3,535,621 shares of Class B common stock issuable upon conversion of shares of our Series B preferred stock.

Also (i) excludes shares that are issuable upon the conversion of shares of Class B common stock that are outstanding or may be issued upon conversion or exercise of preferred stock or options discussed above and (ii) does not give effect to any anti-dilution adjustments contained in our outstanding securities.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the following risks and uncertainties, as well as those discussed under the caption “Risk Factors” in the documents incorporated by reference herein. If any of the risks described in this prospectus or the documents incorporated by reference herein actually occur, our business, prospects, financial condition or operating results could be harmed. In that case, the trading price of our securities could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations and our liquidity. You should also refer to the other information contained in this prospectus or incorporated by reference herein, including our financial statements and the related notes thereto and the information set forth under the heading “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering and Our Class A Common Stock

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Class A common stock. For example, management could invest the proceeds in assets or capital projects that do not produce attractive returns or to make acquisitions of businesses that do not prove to be attractive or otherwise are unsuccessful. Conversely, management may not be able to identify and complete prospects, investments or acquisitions. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operations and cause the price of our Class A common stock to decline.

The Class A common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares of Class A common stock we will issue under the Sales Agreement and the gross proceeds resulting from those sales, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Wainwright at any time throughout the term of the Sales Agreement. The number of shares of Class A common stock that are sold by Wainwright after delivering a sales notice will fluctuate based on the market price of the Class A common stock during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our Class A common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued by us under the Sales Agreement or the gross proceeds to be raised in connection with those sales.

The market price of our Class A common stock may be adversely affected by the future issuance and sale of additional shares of our Class A common stock, including pursuant to the Sales Agreement, or by our announcement that such issuances and sales may occur.

Our capital stock currently outstanding consists of our Class A common stock, Class B common stock, Series A preferred stock, Series B preferred stock, Series m preferred stock, Series m-2 preferred stock and Series S preferred stock. Each share of Super Voting Preferred Stock (as defined below) is convertible at the option of the holder at any time into shares of Class B common stock at the then-applicable conversion rate. Each share of Ordinary Preferred Stock (as defined below) is convertible at the option of the holder at any time into shares of Class A common stock at the then-applicable conversion rate. In addition, the applicable conversion rates for certain of our preferred stock and/or warrants may be adjusted based on sales of Class A common stock in this offering based on applicable anti-dilution provisions, which may lead to the issuance of additional shares of Class A common stock.

Holders of Class A common stock, Class B common stock, the Super Voting Preferred Stock and the Ordinary Preferred Stock vote together as a single class. Each holder of preferred stock is entitled to the number of votes equal to the number of votes for each such share of common stock into which such preferred stock could then be converted. Fractional votes upon conversion will be disregarded. Each share of Class A common stock was entitled to one (1) vote per share and each share of Class B common stock was entitled to ten (10) votes per share.

As of January 27, 2023, there were outstanding: (i) 31,205,189 shares of Class A common stock; (ii) 10,319,884 shares of Class B common stock; and (iii) 9,654,490 shares of preferred stock, consisting of (A) 1,418,381 shares of Series A preferred stock, (B) 3,535,621 shares of Series B preferred stock, (C) 1,834,784 shares of Series m preferred stock, (D) no shares of Series m-1 preferred stock, (E) 160,000 shares of Series m-2 preferred stock, (F) no shares of Series m-3 preferred stock, (G) no shares of Series m-4 preferred stock, and (H) 2,705,704 shares of Series S preferred stock.

In addition, as of January 30, 2023, we have $5,020,000 in outstanding principal amount of senior secured convertible notes (the “Notes”) convertible into Class A common stock at the discretion of the holder at the Alternate Conversion Price (as defined in the Notes).

All of our issued and outstanding shares of Class A common stock may be sold in the market, including any shares of Class A common stock issued pursuant to the Sales Agreement, and will be freely tradeable, except for any shares held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. We cannot predict the size of future issuances or sales of shares of our Class A common stock, including those made pursuant to the Sales Agreement with the sales agent or in connection with future acquisitions or capital raising activities, or the effect, if any, that such issuances or sales may have on the market price of our Class A common stock. The issuance and sale of substantial amounts of shares of our Class A common stock, including issuances and sales pursuant to the Sales Agreement, or announcement that such issuances and sales may occur, could adversely affect the market price of our Class A common stock. If there are more shares of Class A common stock offered for sale than buyers are willing to purchase, then the market price of our Class A common stock may decline to a market price at which buyers are willing to purchase the offered shares of Class A common stock and sellers remain willing to sell the shares.

In addition, sales of stock by any of our executive officers or directors could have a material adverse effect on the trading price of our Class A common stock.

Future issuances of our Class A common stock or instruments convertible or exercisable into our Class A common stock may materially and adversely affect the price of our Class A common stock and cause dilution to our existing stockholders.

Historically, we have raised capital by issuing common stock, preferred stock and warrants in various offerings because no other reasonable sources of capital were available. These offerings of common stock, preferred stock and warrants have materially and adversely affected the prevailing market prices of our Class A common stock and caused significant dilution to our stockholders. We have also historically raised capital through the issuance of convertible notes, including the Notes.

We may need to raise capital through these offerings of common stock, preferred stock, warrants and convertible debt in the future. We may obtain additional funds through public or private debt or equity financings, subject to certain limitations in the agreements governing our indebtedness outstanding at such time. If we issue additional shares of Class A common stock or instruments convertible or exercisable into Class A common stock, it may materially and adversely affect the price of our Class A common stock. In addition, the exercise and/or conversion price, as applicable, of some or all of our warrants and/or convertible notes, as applicable, may dilute the ownership interests of our stockholders, and any sales in the public market of any of our Class A common stock issuable upon such conversion or exercise could adversely affect prevailing market prices of our Class A common stock. In addition, the applicable conversion rates for certain of our preferred stock and warrants may be adjusted based on sales of Class A common stock in this offering based on applicable anti-dilution provisions, which may lead to the issuance of additional shares of Class A common stock.

If you purchase shares of our Class A common stock sold in this offering, you will incur immediate and substantial dilution.

If you purchase shares of our Class A common stock in this offering, you will incur immediate and substantial dilution in the amount of $1.08 per share because the assumed public offering price of $1.60 per share, which was the last reported sale price of our Class A common stock on The Nasdaq Global Market on January 30, 2023, is substantially higher than the as adjusted net tangible book value per share of our outstanding Class A common stock as of September 30, 2022. This dilution is due in large part to the fact that our earlier investors paid substantially less than the assumed public offering price when they purchased their shares. See “—Future issuances of our Class A common stock or instruments convertible or exercisable into our Class A common stock may materially and adversely affect the price of our Class A common stock and cause dilution to our existing stockholders” and “Dilution.”

Our stock price may be volatile and your investment in our securities could suffer a decline in value.

The market price of shares of our Class A common stock has experienced significant price and volume fluctuations. We cannot predict whether the price of our Class A common stock will rise or fall. The market price of our Class A common stock is likely to be thinly traded, highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes to the physical security and technology industries;

•	we may not be able to compete successfully against current and future competitors;

•	competitive pricing pressures;

•	additions or departures of key personnel;

•	additional sales of our Class A common stock and other securities;

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	continued access to working capital funds;

•	economic and other external factors; and;

•	the threat of terrorism, geopolitical tensions, and general disruptions in the global economy, including the impacts of military action, financial and economic sanctions, and increasing geopolitical tensions related to the ongoing conflict between Russia and Ukraine.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Class A common stock. As a result, you may be unable to resell your shares at a desired price.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and licensing arrangements. To the extent that we raise additional capital through the sale or issuance of equity, warrants or convertible debt securities, the ownership interest of our existing stockholders will be diluted, and the terms of such securities may include liquidation or other preferences that adversely affect your rights as a stockholder.

Our Notes contain covenants that restrict our ability to operate our business. If we raise additional capital through debt financing, it may involve agreements that include covenants further limiting or restricting our ability to take certain actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through strategic partnerships or licensing agreements with third parties, we may have to relinquish valuable rights to our technologies or grant licenses on terms that are not favorable to us. If we are unable to raise additional funds when needed, we may be required to delay, limit, reduce or terminate our development and commercialization efforts.

SEC regulations limit the amount of funds we may raise during any 12-month period pursuant to our shelf registration statement on Form S-3.

Our public float was less than $75.0 million as of the date of filing of this prospectus. As a result, under General Instruction I.B.6 to Form S-3, the amount of funds we can raise through primary public offerings of securities, in any 12-month period using our registration statement on Form S-3 is limited to one-third of the aggregate market value of the shares of our Class A common stock held by our non-affiliates. We are subject to this limitation until such time as our public float exceeds $75.0 million. If we are required to file a new registration statement on another form, we may incur additional costs and be subject to delays due to review by the SEC.

Risks Related to the Notes and Certain of our Warrants

It is not possible to predict the actual number of shares of Class A common stock we will issue under the Purchase Agreement to the Notes Investor, or the actual gross proceeds resulting from exercises of the 2022 Warrants for cash, if any.

On October 10, 2022, we entered into a Securities Purchase Agreement (as amended, the “Purchase Agreement”) with an accredited investor (the “Notes Investor”), pursuant to which, among other things, we issued the Notes to the Notes Investor, which are convertible at a fluctuating conversion price and also subject to certain anti-dilution adjustments, and the 2022 Warrants to the Notes Investor to purchase up to 1,138,446 shares of Class A common stock with an initial exercise price of $3.25 per share of Class A common stock, exercisable immediately and expiring five years. The shares of our Class A common stock that may be issued under the Notes and/or the 2022 Warrants may be issued to the Notes Investor at its discretion from time to time, subject to certain limitations and conditions set forth in the Notes and the 2022 Warrants, as applicable.

The Notes Investor generally has the right to control the timing and amount of exercises of 2022 Warrants for cash, if any. Sales of our Class A common stock, if any, by the Notes Investor will depend upon, among other things, market conditions and other factors to be determined by the Notes Investor. The Notes Investor may ultimately decide to sell all, some or none of the shares of our Class A common stock that may be available for potential resale. Depending on market liquidity at the time, resales of those shares by the Notes Investor may cause the public trading price of our Class A common stock to decrease.

Because the Notes Investor has the right, under certain circumstances, to exercise the 2022 Warrants on a cashless basis (and the exercise price of the 2022 Warrants is subject to adjustment, as discussed in more detail in the 2022 Warrants), it is not possible for us to predict, as of the date of this prospectus and prior to any such exercises, the number of shares of Class A common stock that we will issue to the Notes Investor under the Purchase Agreement, the exercise price per share that the Notes Investor will pay for shares upon exercise of the 2022 Warrants, or the aggregate gross proceeds that we will receive from those exercises by the Notes Investor under the Purchase Agreement, if any.

In addition, we are not required or permitted to issue any shares of Class A common stock under the Purchase Agreement if such issuance would breach our obligations under the rules or regulations of The Nasdaq Stock Market, LLC. In addition, the Notes Investor will not be required to acquire any shares of our Class A common stock if such acquisition would result in the Notes Investor’s beneficial ownership exceeding 4.99% of the then issued and outstanding Class A common stock.

The issuances of our Class A common stock to the Notes Investor upon conversion of Notes or exercise of 2022 Warrants will cause dilution to our existing stockholders, and the sale of the shares of Class A common stock acquired by the Notes Investor, or the perception that such sales may occur, could cause the price of our Class A common stock to decline.

The number of shares of Class A common stock that we may issue to the Notes Investor under the Purchase Agreement will fluctuate based on, among other things, the price of our Class A common stock. As a result of the provisions set forth in the Notes and the 2022 Warrants, the conversion price of the Notes and the exercise price of the 2022 Warrants may be less than the market price at which you purchase shares of our Class A common stock in this offering. Depending on market liquidity at the time, issuances and any subsequent sales of such shares may cause the trading price of our Class A common stock to decline.

If and when the Notes Investor converts its Notes and/or exercises its 2022 Warrants, after the Notes Investor has acquired the shares, the Notes Investor may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, issuances to the Notes Investor upon conversion of Notes or exercise of 2022 Warrants could result in substantial dilution to the interests of other holders of our Class A common stock. Additionally, the issuance of a substantial number of shares of our Class A common stock to the Notes Investor, or the anticipation of such issuances, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

USE OF PROCEEDS

We may issue and sell shares of our Class A common stock having aggregate sales proceeds of up to $20,000,000 from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the sales agent.

We intend to use the net proceeds from this offering for general corporate purposes, including working capital, acquisitions and capital expenditures.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DILUTION

If you invest in the shares of our Class A common stock in this offering, your ownership interest will be immediately diluted. As of September 30, 2022, we had a net tangible book value of approximately $1.4 million, or $0.05 per share of our Class A common stock, based upon 27,152,912 shares of our Class A common stock outstanding as of September 30, 2022. Historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of our Class A common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of Class A common stock in this offering and the net tangible book value per share of our Class A common stock immediately after this offering.

After giving effect to the assumed sale by us of 12,500,000 shares of our Class A common stock in the aggregate amount of $20.0 million in this offering at an assumed public offering price of $1.60 per share, which was the last reported sale price of our Class A common stock on The Nasdaq Global Market on January 30, 2023, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2022 would have been approximately $20.5 million, or $0.52 per share of our Class A common stock outstanding. This represents an immediate increase in net tangible book value of $0.47 per share to our existing stockholders and an immediate dilution of $1.08 per share to investors purchasing shares of Class A common stock in this offering.

The following table illustrates this per share dilution to new investors:

Assumed public offering price per share		$1.60
Historical net tangible book value per share as of September 30, 2022	$0.05
Increase in net tangible book value per share attributable to new investors	0.47
As adjusted net tangible book value per share after giving effect to this offering		0.52
Dilution per share to investors in this offering		$1.08

For illustrative purposes, the table above assumes that an aggregate of 12,500,000 shares of our Class A common stock are sold at an assumed price of $1.60 per share, the last reported sale price of our Class A common stock on The Nasdaq Global Market on January 30, 2023, for aggregate gross proceeds of $20.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $1.60 per share shown in the table above, assuming that all of our Class A common stock in the aggregate amount of $20.0 million during the term of the sales agreement with Wainwright is sold at that price, would result in an increase in the dilution in net tangible book value per share to new investors in this offering to $1.54 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $1.60 per share shown in the table above, assuming that all of our Class A common stock in the aggregate amount of $20.0 million during the term of the sales agreement with Wainwright is sold at that price, would result in a decrease in the dilution in net tangible book value per share to new investors in this offering to $0.65 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The number of shares of Class A common stock to be outstanding immediately after this offering as set forth above is based on 27,152,912 shares outstanding as of September 30, 2022, and excludes:

•	9,624,595 shares of Class A common stock and Class B common stock issuable upon the exercise of outstanding options issued under our equity incentive plans at a weighted average exercise price of $3.17 per share;

•	up to 4,016,391 additional shares of Class A common stock that are reserved for issuance under the 2022 Plan;

•	5,874,600 warrants to purchase Series m-3 preferred stock and Series S preferred stock, which are convertible into 6,349,424 shares of Class A common stock, collectively;

•	1,879,946 shares of Class A common stock issuable upon conversion of shares of our Series m preferred stock;

•	2,741,341 shares of Class A common stock issuable upon conversion of shares of our Series S preferred stock;

•	160,000 shares of Class B common stock issuable upon conversion of shares of our Series m-2 preferred stock;

•	10,319,884 shares of Class B common stock convertible into 10,319,884 shares of Class A common stock at the option of the holder thereof at any time;

•	3,109,160 shares of Class B common stock issuable upon conversion of shares of our Series A preferred stock; and

•	3,535,621 shares of Class B common stock issuable upon conversion of shares of our Series B preferred stock.

Also (i) excludes shares that are issuable upon the conversion of shares of Class B common stock that are outstanding or may be issued upon conversion or exercise of preferred stock or options discussed above and (ii) does not give effect to any anti-dilution adjustments contained in our outstanding securities.

To the extent that any of these outstanding options or warrants are exercised, or we issue additional shares under equity incentive plans or employee stock purchase plans, there may be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF CAPITAL STOCK

The following description of capital stock summarizes certain provisions of our Amended and Restated Certificate of Incorporation (the “certificate of incorporation”) and our Bylaws (the “bylaws”). The description is intended as a summary, and is qualified in its entirety by reference to our certificate of incorporation and our bylaws, copies of which have been filed as exhibits to the registration statement, of which this prospectus forms a part.

Authorized Capital Stock

Our authorized capital stock consists of 187,405,324 shares, consisting of: (i) 114,000,000 shares of Class A common stock, $0.001 par value per share; (ii) 30,000,000 shares of Class B common stock, $0.001 par value per share; and (iii) 43,405,324 shares of preferred stock, $0.001 par value per share, consisting of (A) 8,936,015 shares designated as Series A preferred stock, (B) 4,707,501 shares designated as Series B preferred stock, (C) 6,666,666 shares designated as Series m preferred stock, (D) 333,334 shares designated as Series m-1 preferred stock, (E) 1,660,756 shares designated as Series m-2 preferred stock, (F) 3,490,658 shares designated as Series m-3 preferred stock, (G) 4,502,061 shares designated as Series m-4 preferred stock, and (H) 13,108,333 shares designated as Series S preferred stock.

As of January 27, 2023 there were outstanding: (i) 31,205,189 shares of Class A common stock; (ii) 10,319,884 shares of Class B common stock; and (iii) 9,654,490 shares of preferred stock, consisting of (A) shares of Series A preferred stock, (B) 3,535,621 shares of Series B preferred stock, (C) 1,834,784 shares of Series m preferred stock, (D) no shares of Series m-1 preferred stock, (E) 160,000 shares of Series m-2 preferred stock, (F) no shares of Series m-3 preferred stock, (G) no shares of Series m-4 preferred stock, and (H) 2,705,704 shares of Series S preferred stock.

Common Stock

We have two authorized classes of common stock, Class A common stock and Class B common stock. Outstanding shares of preferred stock are convertible into shares of either Class A common stock or Class B common stock, with (A) the Series A preferred stock, the Series B preferred stock and the Series m-2 preferred stock (collectively, the “Super Voting Preferred Stock”) convertible into shares of Class B common stock, and (B) the Series m preferred stock, the Series m-1 preferred stock, the Series m-3 preferred stock, the Series m-4 preferred stock and the Series S preferred stock (collectively, the “Ordinary Preferred Stock”) convertible into shares of Class A common stock. The Class B common stock is convertible into shares of Class A common stock as described below.

Voting Rights

Each holder of Class B common stock shall be entitled to ten (10) votes for each share of Class B common stock held by such holder as of the applicable record date. Each holder of Class A common stock shall be entitled to one (1) vote for each share of Class A common stock held by such holder as of the applicable record date. Except as otherwise expressly provided in the certificate of incorporation or by applicable law, the holders of Class A common stock and the holders of Class B common stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the written consent of the stockholders of the Company.

Each holder of preferred stock shall be entitled to the number of votes equal to the number of votes to which each share of common stock is entitled for each such share of common stock into which such preferred stock could then be converted. The holders of shares of the preferred stock shall be entitled to vote on all matters on which the common stock shall be entitled to vote. Holders of preferred stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of preferred stock held by each holder could be converted), shall be disregarded.

Except as otherwise expressly provided in the certificate of incorporation or as required by law, the holders of preferred stock, the holders of Class A common stock and the holders of Class B common stock shall vote together and not as separate classes, and there shall be no series voting.

Dividend Rights

Holders of the Company’s common stock are entitled to receive dividends, as may be declared from time to time by the board of directors out of legally available funds and only following payment to holders of the Company’s preferred stock, as detailed in the certificate of incorporation. Following payment of dividends to the holders of preferred stock in accordance with the preferential order set out in the certificate of incorporation, including the Series S preferred stock, any additional dividends set aside or paid in a given year, shall be set aside and paid among the holders of the preferred stock and common stock on an as-converted basis. The rights to dividends are not cumulative.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all debts and other liabilities of the Company and only after the satisfaction of any liquidation preferences granted to the holders of all shares of the outstanding preferred stock in accordance with the liquidation stack provided for in the certificate of incorporation of the Company.

Rights and Preferences

Holders of the Company’s common stock have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the Company’s common stock, except that holders of the Class B common stock may convert their shares into shares of Class A common stock.

Conversion Rights

Each share of Class B common stock shall automatically convert into one share of Class A common stock upon any transfer of such shares other than for tax planning purposes and certain other limited exceptions, as outlined in the certificate of incorporation.

Each share of Class B common stock shall be convertible into one share of Class A common stock at the option of the holder thereof at any time upon written notice to the Company’s transfer agent.

Ordinary Preferred Stock

The Company has authorized the issuance of the Series m preferred stock, the Series m-1 preferred stock, the Series m-3 preferred stock, the Series m-4 preferred stock and the Series S preferred stock, which contain substantially similar rights, preferences, and privileges, as other series of preferred stock, except as described below.

Conversion Rights

Shares of Ordinary Preferred Stock are convertible, at the option of the holder, at any time, into fully-paid nonassessable shares of the Company’s Class A common stock at the then-applicable conversion rate. The conversion rate is subject to anti-dilution protective provisions that will be applied to adjust the number of shares of Class A common stock issuable upon conversion of the shares of the respective series of preferred stock, except Series m-3 preferred stock and Series m-4 preferred stock, in case shares of common stock, on an as converted basis, are issued for a price per share below the price per share of the relevant series of preferred stock, subject to customary exceptions, in accordance with the certificate of incorporation.

The initial conversion rate for the conversion of the Series m preferred stock and Series S preferred stock was 1:1, which conversion rate will continue to be adjusted pursuant to the broad-based weighted average anti-dilution adjustment provisions provided for in the certificate of incorporation.

Additionally, each share of preferred stock will automatically convert into Class A common stock or Class B common stock, as applicable, (i) immediately prior to the closing of a firm commitment underwritten public offering, registered under the Securities Act, (ii) with respect to preferred stock other than the Series m-4 preferred stock, upon the receipt by the Company of a written request for such conversion from the holders of a majority of the preferred stock other than the Series m-4 preferred stock then outstanding, or (iii) with respect to the Series m-4 preferred stock, upon the receipt by the Company of a written request for such conversion from the holders of a majority of the Series m-4 preferred stock then outstanding. The stock will convert in the same manner as a voluntary conversion.

Voting Rights

Each holder of Ordinary Preferred Stock is entitled to that number of votes equal to one vote per share of Class A common stock into which such shares are convertible, as adjusted as discussed above for the Series m preferred stock and Series S preferred stock. Fractional votes are not permitted and if the conversion results in a fractional share, it will be disregarded. Holders of Ordinary Preferred Stock are entitled to vote on all matters submitted to a vote of the stockholders, including the election of directors, as a single class with the holders of common stock.

Dividend Rights

Holders of Series m-4 preferred stock are entitled to receive cumulative dividends payable semi-annually in arrears with respect to each dividend period ending on and including the last calendar day of each six-month period ending March 31 and September 30, respectively (each such period, a “Dividend Period” and each such date, a “Dividend Payment Date”), at the rate per share of Series m-4 preferred stock equal to the Dividend Rate for the Series m-4 preferred stock, in each case subject to compliance with applicable law. Dividends to holders of Series m-4 preferred stock are paid in kind as a dividend of additional shares of Series m-4 preferred stock (“PIK Dividends”) for each Dividend Period on the applicable Dividend Payment Date using a price per share equal to the original issue price, provided that the Company shall not issue any fractional shares of Series m-4 preferred stock.

Except as described above, the Company has no obligation to pay any dividends to the holders of Series m-4 preferred stock, except when, as and if declared by the board of directors out of any assets at the time legally available therefor or as otherwise specifically provided in the certificate of incorporation. No distribution will be made with respect to the Series S preferred stock, the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock, the Series m-2 preferred stock, Series A preferred stock, Series m-3 preferred stock or the common stock until all declared or accrued but unpaid dividends on the Series m-4 preferred stock have been paid or set aside for payment to the Series m-4 preferred stockholders.

Right to Receive Liquidation Distributions

In the event of any Liquidation Event, as defined in the certificate of incorporation (which includes the liquidation, dissolution, merger, acquisition or winding up of the Company), the holders of the Series m-4 preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series S preferred stock, Series A preferred stock, Series B preferred stock, Series m preferred stock, Series m-1 preferred stock, Series m-2 preferred stock, Series m-3 preferred stock or common stock by reason of their ownership of such stock, an amount per share for each share of Series m-4 preferred stock held by them equal to the greater of (A): the sum of (i) the Liquidation Preference specified for such share of Series m-4 preferred stock, and (ii) all accrued but unpaid PIK Dividends (if any) on such share of Series m-4 preferred stock, whether or not declared, or (B) the consideration that such Holder would receive in the Liquidation Event if all shares of Series m-4 preferred stock were converted to Class A common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series m-4 preferred stock, where for purposes of (B) such Holder is deemed to hold, in addition to each of its shares of Series m-4 preferred stock, any additional shares of Series m-4 preferred stock that constitute all accrued but unpaid PIK Dividends, whether or not declared. If upon the Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series m-4 preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series m-4 preferred stock in proportion to the full amounts they would otherwise be entitled to receive. The Series m-4 preferred stock has a $7 per share liquidation preference, which is 2x its original issue price.

The holders of the Series S preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series A preferred stock, Series B preferred stock, Series m preferred stock, Series m-1 preferred stock, Series m-2 preferred stock, Series m-3 preferred stock or common stock by reason of their ownership of such stock, an amount per share for each share of Series S preferred stock held by them equal to the greater of (A): the sum of (i) the Liquidation Preference specified for such share of Series S preferred stock, and (ii) all declared but unpaid dividends (if any) on such share of Series S preferred stock, or (B) the amount such Holder would receive if all shares of Series S preferred stock were converted to common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series S preferred stock. If upon the Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series S preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series S preferred stock in proportion to the full amounts they would otherwise be entitled to receive.

The holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series A preferred stock, Series m-3 preferred stock or common stock by reason of their ownership of such stock, an amount per share for each share of Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock held by them equal to the greater of (A): the sum of (i) the Liquidation Preference specified for such share of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock or Series m-2 preferred stock, as applicable, and (ii) all declared but unpaid dividends (if any) on such share of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock or Series m-2 preferred stock, as applicable, or (B) the amount such Holder would receive if all shares of the applicable series of preferred stock were converted to common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock and Series m-2 preferred stock, voting together as a single class. If upon the Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock in proportion to the full amounts they would otherwise be entitled to receive.

The holders of Series m-3 preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock by reason of their ownership of such stock, an amount per share for each share of Series m-3 preferred stock held by them equal to the greater of (A): the sum of (i) the Liquidation Preference specified for such share of Series m-3 preferred stock and (ii) all declared but unpaid dividends (if any) on such share of Series m-3 preferred stock, or (B) the amount such Holder would receive if all shares of Series m-3 preferred stock were converted to common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series m-3 preferred stock. If upon a Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series m-3 preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series m-3 preferred stock in proportion to the full amounts they would otherwise be entitled to receive.

After payment of all liquidation preferences to the holders of the preferred stock, as outlined below, all remaining assets of the Company legally available for distribution shall be distributed pro rata to the holders of the common stock, without any participation in such liquidation by the preferred stock. The certificate of incorporation explicitly requires that before any shares of preferred stock are converted into common stock, the relevant holder’s right to liquidation preference be surrendered, in order to prevent treatment of shares as both preferred stock and common stock for the purpose of distributions of assets upon a Liquidation Event.

Super Voting Preferred Stock

The Company has authorized the issuance of three other series of preferred stock. The series are designated Series A preferred stock, Series B preferred stock and Series m-2 preferred stock. Each series of Super Voting Preferred Stock contains substantially similar rights, preferences, and privileges, except as described below.

Dividend Rights

In any calendar year, the holders of outstanding shares of preferred stock are entitled to receive dividends, when, as and if declared by the board of directors, out of any assets at the time legally available therefor, at the dividend rate specified for such shares of preferred stock payable in preference and priority to any declaration or payment of any distribution on common stock of the Company in such calendar year. Except dividends to Series m-4 preferred stock specified above, the right to receive dividends on shares of preferred stock is not cumulative, and no right to dividends shall accrue to holders of preferred stock by reason of the fact that dividends on said shares are not declared or paid.

No distributions shall be made with respect to the Series S preferred stock, the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock, the Series m-2 preferred stock, Series A preferred stock or Series m-3 preferred stock unless dividends on the Series m-4 preferred stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared or accrued dividends on the Series m-4 preferred stock have been paid or set aside for payment to the Series m-4 preferred stock holders.

No distributions shall be made with respect to the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock, the Series m-2 preferred stock, Series A preferred stock or Series m-3 preferred stock unless dividends on the Series S preferred stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared dividends on the Series S preferred stock have been paid or set aside for payment to the Series S preferred stock holders.

No distributions shall be made with respect to the Series A preferred stock or Series m-3 preferred stock unless dividends on the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared dividends on the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock have been paid or set aside for payment to the Series B preferred stock holders, the Series m preferred stock holders, the Series m-1 preferred stock holders and the Series m-2 preferred stock holders, as applicable.

No Distributions shall be made with respect to the Series m-3 preferred stock unless dividends on the Series A preferred stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared dividends on the Series A preferred stock have been paid or set aside for payment to the Series A preferred stockholders.

No Distributions shall be made with respect to the common stock unless dividends on the Series m-3 preferred stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared dividends on the Series m-3 preferred stock have been paid or set aside for payment to the Series m-3 preferred stockholders.

Conversion Rights

Shares of preferred stock are convertible, at the option of the holder, at any time, into fully-paid nonassessable shares of the Company’s Class A common stock or Class B common stock at the then-applicable conversion rate. Any shares of Super Voting Preferred Stock shall be convertible to shares of the Company’s Class B common stock. Any share of preferred stock convertible to shares of Class B common stock that has been transferred for any reason other than for tax planning purposes and certain other limited exceptions, as outlined in the Company’s certificate of incorporation, shall become convertible into shares of Class A common stock. The conversion rate is subject to anti-dilution protective provisions that will be applied to adjust the number of shares of Class A common stock or Class B common stock, as applicable, issuable upon conversion of the shares of the respective series of preferred stock. At the date of this prospectus, the conversion rate for both the Series A preferred stock and the Series B preferred stock is one share of Class A common stock or Class B common stock, as applicable, per one share of preferred stock. The initial conversion rate for the conversion of the Series m-2 preferred stock initially was 1:1.

Additionally, each share of preferred stock will automatically convert into Class A common stock or Class B common stock, as applicable, (i) immediately prior to the closing of a firm commitment underwritten public offering, registered under the Securities Act, (ii) with respect to preferred stock other than the Series m-4 preferred stock, upon the receipt by the Company of a written request for such conversion from the holders of a majority of the preferred stock other than the Series m-4 preferred stock then outstanding (voting as a single class and on an as-converted basis), or (iii) with respect to the Series m-4 preferred stock, upon the receipt by the Company of a written request for such conversion from the holders of a majority of the Series m-4 preferred stock then outstanding. The stock will convert in the same manner as a voluntary conversion.

Voting Rights

Each holder of preferred stock is entitled to that number of votes equal to the number of votes of shares of Class A common stock or Class B common stock, as applicable, into which such shares are convertible. This means that holders of Super Voting Preferred Stock shall be entitled to ten votes for each share held. Fractional votes are not permitted and if the conversion results in a fractional share, it will be disregarded. Holders of preferred stock are entitled to vote on all matters submitted to a vote of the stockholders, including the election of directors, as a single class with the holders of common stock.

Preemptive Rights

The Company previously granted an investor in a preferred stock financing the right to invest up to their pro rata share ownership in future offerings of securities of the Company. The investor converted their securities to Class A common stock in early 2022, and as a result, the preemptive rights terminated.

Right to Receive Liquidation Distribution

In the event of a Liquidation Event, the holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series A preferred stock, Series m-3 preferred stock or common stock by reason of their ownership of such stock, an amount per share for each share of Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock held by them equal to the greater of: (A) the sum of (i) the Liquidation Preference specified for such share of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock or Series m-2 preferred stock, as applicable, and (ii) all declared but unpaid dividends (if any) on such share of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock or Series m-2 preferred stock, as applicable, or (B) the amount such Holder would receive if all shares of the applicable series of preferred stock were converted to common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock and Series m-2 preferred stock, voting together as a single class. If upon the Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock in proportion to the full amounts they would otherwise be entitled to receive.

The holders of Series A preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock or Series m-3 preferred stock by reason of their ownership of such stock, an amount per share for each share of Series A preferred stock held by them equal to the greater of: (A) the sum of (i) the Liquidation Preference specified for such share of Series A preferred stock and (ii) all declared but unpaid dividends (if any) on such share of Series A preferred stock, or (B) the amount such Holder would receive if all shares of Series A preferred stock were converted to common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series A preferred stock. If upon a Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series A preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A preferred stock in proportion to the full amounts they would otherwise be entitled to receive.

After payment of all liquidation preferences to the holders of preferred stock, as outlined above, all remaining assets of the Company legally available for distribution shall be distributed pro rata to the holders of the common stock, without any participation in such liquidation by the preferred stock.

The certificate of incorporation explicitly requires that before any shares of preferred stock are converted into common stock, the relevant holder’s right to liquidation preference be surrendered, in order to prevent treatment of shares as both preferred stock and common stock for the purpose of distributions of assets upon a Liquidation Event.

Transfer Agent and Registrar

Our transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A.

Listing

Our Class A common stock is listed on The Nasdaq Global Market under the symbol “KSCP.”

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF CLASS A COMMON STOCK

The following is a discussion of certain material U.S. federal income and estate tax consequences of the ownership and disposition of our Class A common stock by a “non-U.S. holder” (as described below). This summary is limited to “non-U.S. holders” that hold our Class A common stock as a capital asset (generally, property held for investment for U.S. federal income tax purposes). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to non-U.S. holders in light of their particular circumstances, does not discuss alternative minimum tax and Medicare contribution tax consequences and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. This discussion also does not address all of the consequences relevant to holders subject to special tax rules, such as.

•	a non-U.S. holder that is a financial institution, insurance company, regulated investment company or real estate investment trusts, tax-exempt organization, government organization, pension plan, broker, dealer or trader in stocks, securities or currencies, U.S. expatriate, controlled foreign corporation or passive foreign investment company;

•	a non-U.S. holder holding common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

•	a non-U.S. holder whose functional currency is not the U.S. dollar;

•	a non-U.S. holder who is deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•	a non-U.S. holder that holds or receives Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or

•	a non-U.S. holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding capital stock.

A “non-U.S. holder” is a beneficial owner of a share of our Class A common stock that is, for U.S. federal income tax purposes:

•	a non-resident alien individual, other than a former citizen or resident of the United States subject to U.S. tax as an expatriate,

•	a foreign corporation or any foreign organization taxable as a corporation for U.S. federal income tax purposes, or

•	a foreign estate or trust.

If a non-U.S. holder is an individual, such holder may be deemed to be a resident alien, rather than a nonresident alien, by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending with the current calendar year. For these purposes, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted.

If a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes) owns our Class A common stock, the tax treatment of a partner or beneficial owner of the entity may depend upon the status of the owner, the activities of the entity and certain determinations made at the partner or beneficial owner level. Partners and beneficial owners in partnerships or other pass-through entities that own our Class A common stock should consult their tax advisors as to the particular U.S. federal income and estate tax consequences applicable to them.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (“Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date hereof may affect the tax consequences described herein (possibly with retroactive effect). Prospective non-U.S. holders are urged to consult their tax advisors with respect to the particular tax consequences to them of owning and disposing of our Class A common stock, including the consequences under the laws of any state, local or foreign jurisdiction. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

Distributions

We do not currently expect to pay any cash distributions on our Class A common stock. If we make distributions of cash or property (other than certain pro rata distributions of common stock) with respect to our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such distributions generally will be subject to U.S. federal withholding tax at a 30% rate, or such reduced rate as may be specified by an applicable income tax treaty, subject to the discussion of backup withholding and FATCA withholding taxes below. In order to obtain a reduced rate of withholding under an applicable income tax treaty, a non-U.S. holder generally will be required to provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate IRS Form W-8), as applicable, certifying its entitlement to benefits under the applicable treaty. To the extent such distributions exceed our current and accumulated earnings and profits, they will constitute a tax-free return of capital, which will first reduce your adjusted tax basis in our Class A common stock, but not below zero, and thereafter will be treated as a gain from the sale or other disposition of our Class A common stock, as described below under “Gain on Disposition of Our Class A Common Stock.”

Dividends paid to a non-U.S. holder that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) will not be subject to U.S. federal withholding tax if the non-U.S. holder provides a properly executed IRS Form W-8ECI. Instead, the effectively connected dividend income generally will be subject to regular U.S. income tax as if the non-U.S. holder were a United States person as defined under the Code. A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a rate of 30% on the effectively connected dividend income, or such reduced rate as may be specified by an applicable income tax treaty.

Gain on Disposition of Our Class A Common Stock

Subject to the discussions of backup withholding and FATCA withholding taxes below, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of common stock unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), in which case the gain will be subject to U.S. federal income tax generally in the same manner as effectively connected dividend income as described above;

•	the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case the gain (net of certain U.S.-source losses) generally will be subject to U.S. federal income tax at a rate of 30% (or such reduced rate as may be specified by an applicable income tax treaty); or

•	we are or have been a “United States real property holding corporation” (as described below), at any time during the shorter of the 5-year period preceding the disposition or the period that the non-U.S. holder owned our Class A common stock, and the non-U.S. holder has owned, directly or constructively, more than 5% of our Class A common stock at any time during the shorter of the 5-year period preceding the disposition or such non-U.S. holder’s holding period for our Class A common stock; provided, that our Class A common stock is regularly traded on an established securities market during the calendar year in which the sale or disposition occurs.

We will be a United States real property holding corporation at any time that the fair market value of our “United States real property interests,” as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business. We believe that we are not, and do not anticipate becoming in the foreseeable future, a United States real property holding corporation. However, there can be no assurance in this regard and non-U.S. holders are urged to consult their tax advisors regarding the application of these rules.

Information Reporting Requirements and Backup Withholding

Information returns are required to be filed with the IRS in connection with distributions on our Class A common stock. A similar report generally will be sent to non-U.S. holders receiving such distributions. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in a non-U.S. holder’s country of residence.

Distributions on, or payments of proceeds on the disposition of, Class A common stock which are made to a non-U.S holder may be subject to additional information reporting and backup withholding at the then applicable rate unless the non-U.S. holder establishes an exemption, for example by properly certifying such holder’s non-U.S. status on a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate IRS Form W-8), as applicable. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a holder is a U.S. person.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. holder generally will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

FATCA Withholding Taxes

Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of our Class A common stock which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our Class A common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our Class A common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions generally will be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury.

Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our Class A common stock.

Federal Estate Tax

Individual non-U.S. holders (as specifically defined for U.S. federal estate tax purposes) and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that the common stock will be treated as U.S. situs property subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Wainwright, as our sales agent, under which we may offer and sell from time to time shares of our Class A common stock pursuant to this prospectus. The sales, if any, of shares of our Class A common stock made under the Sales Agreement may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act, including by sales made directly on or through The Nasdaq Global Market or another market for our Class A common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the sales agent. If we and Wainwright agree on any method of distribution other than sales of shares of our Class A common stock into The Nasdaq Global Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

We will designate the maximum amount of shares of our Class A common stock to be sold through the sales agent on a daily basis or otherwise as we and the sales agent agree and the minimum price per share at which such shares may be sold. Subject to the terms and conditions of the Sales Agreement, the sales agent will use its commercially reasonable efforts to sell on our behalf all of the designated shares. We may instruct the sales agent not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or the sales agent may suspend the offering of shares at any time and from time to time by notifying the other party. We cannot predict the number of shares that we may sell hereby or if any shares will be sold.

We will pay the sales agent a commission of 3.0% of the gross sales price per share sold through it as our agent under the Sales Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we agreed to reimburse Wainwright for the fees and expenses of its legal counsel in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $50,000, in addition to up to $2,500 per due diligence update session for Wainwright’s counsel’s fees and any incidental expenses to be reimbursed by us. We estimate that the total expenses of this offering payable by us, excluding commissions payable to the sales agent under the Sales Agreement, will be approximately $250,000.

The sales agent will provide to us written confirmation following the close of trading on The Nasdaq Global Market each day in which shares are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the gross sales proceeds, the net proceeds to us (after deducting any expenses payable by us and any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental entity or self-regulatory organization in respect of such sales) and the compensation payable by us to the sales agent. We will report in a prospectus supplement and/or our filings under the Exchange Act, at least quarterly the number of shares sold by or through the sales agent under the Sales Agreement, the net proceeds to us and the aggregate compensation of the sales agent in connection with sales of the shares.

Settlement for sales of shares will occur in return for payment of the net proceeds to us in accordance with the standard settlement cycle provided in Rule 15c6-1(a) under the Exchange Act, unless the parties agree otherwise. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the Sales Agreement, we also may sell shares of our Class A common stock to the sales agent, as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate terms agreement with the sales agent and we will describe the agreement in a separate prospectus supplement or pricing supplement.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our shares of Class A common stock while the offering is ongoing under this prospectus.

The offering of shares pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all shares subject to the Sales Agreement or (2) the termination of the Sales Agreement by us or by the sales agent.

In connection with the sale of shares of our Class A common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain liabilities, including civil liabilities under the Securities Act.

Wainwright and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

LEGAL MATTERS

The validity of the shares of Class A common stock being offered by this prospectus will be passed upon by Perkins Coie LLP. Certain legal matters in connection with the offering will be passed upon for the sales agent by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The financial statements of Knightscope, Inc. as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of CASE Emergency Systems as of and for the year ended December 31, 2021 incorporated in this prospectus and Registration Statement on Form S-3 by reference to the Company’s Current Report on Form 8-K/A, filed with the SEC on December 28, 2022, have been so incorporated in reliance on the report of Cashuk, Wiseman, Goldberg, Birnbaum and Salem, LLP, an independent accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us, which you may access free of charge. You may also access our reports and proxy statements free of charge at our website, www.knightscope.com. The information contained in, or that can be accessed through, our website is not part of this prospectus. The prospectus included in this filing is part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC, as indicated above, or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. We hereby incorporate by reference the following information or documents into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022;

•	our Definitive Proxy Statement on Schedule 14A relating to our 2022 Annual Meeting of Stockholders, filed with the SEC on May 2, 2022;

•	our Definitive Information Statement on Schedule 14C, filed with the SEC on January 23, 2023;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 16, 2022, August 15, 2022 and November 14, 2022, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 14, 2022, April 6, 2022, April 12, 2022, June 28, 2022, October 11, 2022, October 20, 2022, December 28, 2022, January 3, 2023, January 9, 2023 and January 27, 2023; and

•	the description of our Class A common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 25, 2022 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022).

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities offered by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Knightscope, Inc., Attention: Investor Relations, 1070 Terra Bella Avenue, Mountain View, California 94043, telephone (650) 924-1025.

PROSPECTUS

Knightscope, Inc.

$100,000,000

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may, from time to time in one or more offerings, offer and sell up to $100,000,000 in the aggregate of Class A common stock, preferred stock, debt securities, warrants and units, in any combination. The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. The securities may be sold to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. See “Plan of Distribution.”

Our Class B common stock is not publicly traded. Holders of Class A common stock and holders of Class B common stock have substantially identical rights, except that holders of Class A common stock are entitled to one vote per share and holders of shares of Class B common stock are entitled to 10 votes per share. Holders of Class A common stock and holders of Class B common stock vote together as a single class on all matters submitted to a vote of stockholders, unless otherwise required by law or our certificate of incorporation. Each share of Class B common stock may be converted into a share of Class A common stock at any time at the election of the holder. See “Description of Capital Stock.”

Our Class A common stock is traded on The Nasdaq Global Market under the symbol “KSCP.” On January 30, 2023, the last reported sales price of our Class A common stock on The Nasdaq Global Market was $1.60 per share.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

As of January 27, 2023, the aggregate market value of our outstanding Class A common stock held by non-affiliates, or public float, was approximately $60.7 million, based on the closing price of our Class A common stock as reported on The Nasdaq Global Market on December 5, 2022, as calculated in accordance with General Instruction I.B.6 of Form S-3. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar months prior to and including the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell any securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period unless our public float subsequently rises to $75.0 million or more.

Investing in our securities involves risks. See “Risk Factors” on page 1 of this prospectus, and any applicable prospectus supplement, and in the documents that are incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 9, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (“SEC”) using the “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities described in this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in or incorporated by reference into this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement (and any applicable free writing prospectuses), together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before you make an investment decision.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Information Incorporated By Reference.”

This prospectus and any accompanying prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

Unless the context otherwise indicates, references in this prospectus to “we,” “us,” “our,” the “Company” and “Knightscope” refer to Knightscope, Inc., a Delaware corporation. The term “you” refers to a prospective investor.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. The words such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein include, but are not limited to, statements about:

•	the success of our products and product candidates will require significant capital resources and years of development efforts;

•	our limited number of deployments and the risk of limited market acceptance of our products;

•	our ability to protect our intellectual property and to develop, maintain and enhance a strong brand;

•	our limited operating history by which performance can be gauged;

•	our ability to operate and collect digital information on behalf of our clients, which is dependent on the privacy laws of jurisdictions in which our ASRs (as defined below) operate, as well as the corporate policies of our clients, which may limit our ability to fully deploy our technologies in various markets;

•	our ability to raise capital and the availability of future financing;

•	unpredictable events, such as the COVID-19 pandemic, and associated business disruptions could seriously harm our future revenues and financial condition, delay our operations, increase our costs and expenses, and impact our ability to raise capital;

•	our ability to manage our research, development, expansion, growth and operating expenses; and

•	our ability to effectively use the net proceeds from any offering.

We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions and other factors that could cause actual results to differ materially from those stated, including those described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, which is incorporated by reference herein, as such factors may be updated in our filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus, any prospectus supplement and the documents incorporated herein and therein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. In particular, disruptions and delays with certain vendors in our supply chain, as a result of the COVID-19 pandemic, may adversely impact component manufacturers’ ability to meet our client demand timely. Additionally, the prioritization of shipments of certain products, as a result of the pandemic, could cause delays in our ability to deploy our ASRs. Such disruptions could result in a delay in our ability to recognize revenue on sales. The physical security industry in general and our financial position and operating results, in particular, have been material, are changing rapidly, and cannot be predicted.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Our forward-looking statements speak only as of the date made, and we undertake no obligation to update any of these forward-looking statements for any reason after such date or to conform these statements to actual results or revised expectations, except as required by applicable law.

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RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

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OUR COMPANY

Knightscope is a leading developer of autonomous security robots. Our technologies are Made in the USA and allow public safety professionals to more effectively deter, intervene, capture, and prosecute criminals. Our mission is to make the United States of America the safest country in the world by helping to protect the places people live, work, study and visit.

To support this mission, we design, develop, manufacture, market, and support Autonomous Security Robots (“ASRs”), autonomous charging stations, the proprietary Knightscope Security Operations Center (“KSOC”) software user interface, and blue light emergency communication devices.

Our core technologies are suitable for most environments that require security patrol coverage and designed to be force multipliers that offer security teams improved situational awareness. ASRs conduct real-time on-site data collection and analysis in both indoor and outdoor spaces delivering alerts to security professionals through the KSOC. The KSOC enables clients with appropriate credentials and user permissions to access the data for investigative and evidence collection purposes.

Our blue light emergency communication devices consist of emergency blue light towers, blue light emergency phone (“E-Phone”) towers, fully integrated, solar-powered cellular emergency phone towers, and emergency call box systems (“Call Box”). Towered devices are tall, highly visible and recognizable apparatuses that provide emergency communications using cellular and satellite communications with solar power for additional safety in remote locations. E-Phones and Call Boxes offering a smaller, yet still highly visible, footprint than the stationary security towers, but with the same reliable communication capabilities.

We sell our ASR and stationary multi-purpose security solutions under an annual subscription, Machine-as-a-Service business model, which includes the ASR rental as well as maintenance, service, support, data transfer, KSOC access, charging stations, and unlimited software, firmware and select hardware upgrades.

Our stationary blue light, e-phone, and call box towers are sold as point-of-sale modular systems, including Knightscope’s exclusive, self-diagnostic, alarm monitoring system firmware that provides system owners daily email reports on the operational status of their system, a one-year parts warranty, and optional installation services. Modular upgrades are available for the blue light towers, such as public announcement speaker systems. Knightscope also offers an extended warranty on this series of stationary security towers.

Our current strategy for all products and services is to focus solely on United States sales and deployments for the foreseeable future before considering global expansion.

We were incorporated in Delaware in April 2013. Our principal executive offices are located at 1070 Terra Bella Avenue, Mountain View, California 94043, and our telephone number is (650) 924-1025. We maintain an internet website at www.knightscope.com. The information provided on our website (or any other website referred to in this prospectus) is not part of this this prospectus and is not incorporated by reference as part of this prospectus.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes, which may include, among others, working capital, capital expenditures, acquisitions, repayment or refinancing of debt, and repurchases or redemptions of securities. We will retain broad discretion over the allocation of net proceeds from the sale of any securities offered by us.

DESCRIPTION OF CAPITAL STOCK

The following description of capital stock summarizes certain provisions of our Amended and Restated Certificate of Incorporation (the “certificate of incorporation”) and our Bylaws (the “bylaws”). The description is intended as a summary, and is qualified in its entirety by reference to our certificate of incorporation and our bylaws, copies of which have been filed as exhibits to the registration statement, of which this prospectus forms a part.

Authorized Capital Stock

Our authorized capital stock consists of 187,405,324 shares, consisting of: (i) 114,000,000 shares of Class A common stock, $0.001 par value per share; (ii) 30,000,000 shares of Class B common stock, $0.001 par value per share; and (iii) 43,405,324 shares of preferred stock, $0.001 par value per share, consisting of (A) 8,936,015 shares designated as Series A preferred stock, (B) 4,707,501 shares designated as Series B preferred stock, (C) 6,666,666 shares designated as Series m preferred stock, (D) 333,334 shares designated as Series m-1 preferred stock, (E) 1,660,756 shares designated as Series m-2 preferred stock, (F) 3,490,658 shares designated as Series m-3 preferred stock, (G) 4,502,061 shares designated as Series m-4 preferred stock, and (H) 13,108,333 shares designated as Series S preferred stock.

As of January 27, 2023 there were outstanding: (i) 31,205,189 shares of Class A common stock; (ii) 10,319,884 shares of Class B common stock; and (iii) 9,654,490 shares of preferred stock, consisting of (A) 1,418,381 shares of Series A preferred stock, (B) 3,535,621 shares of Series B preferred stock, (C) 1,834,784 shares of Series m preferred stock, (D) no shares of Series m-1 preferred stock, (E) 160,000 shares of Series m-2 preferred stock, (F) no shares of Series m-3 preferred stock, (G) no shares of Series m-4 preferred stock, and (H) 2,705,704 shares of Series S preferred stock.

Common Stock

We have two authorized classes of common stock, Class A common stock and Class B common stock. Outstanding shares of preferred stock are convertible into shares of either Class A common stock or Class B common stock, with (A) the Series A preferred stock, the Series B preferred stock and the Series m-2 preferred stock (collectively, the “Super Voting Preferred Stock”) convertible into shares of Class B common stock, and (B) the Series m preferred stock, the Series m-1 preferred stock, the Series m-3 preferred stock, the Series m-4 preferred stock and the Series S preferred stock (collectively, the “Ordinary Preferred Stock”) convertible into shares of Class A common stock. The Class B common stock is convertible into shares of Class A common stock as described below.

Voting Rights

Each holder of Class B common stock shall be entitled to ten (10) votes for each share of Class B common stock held by such holder as of the applicable record date. Each holder of Class A common stock shall be entitled to one (1) vote for each share of Class A common stock held by such holder as of the applicable record date. Except as otherwise expressly provided in the certificate of incorporation or by applicable law, the holders of Class A common stock and the holders of Class B common stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the written consent of the stockholders of the Company.

Each holder of preferred stock shall be entitled to the number of votes equal to the number of votes to which each share of common stock is entitled for each such share of common stock into which such preferred stock could then be converted. The holders of shares of the preferred stock shall be entitled to vote on all matters on which the common stock shall be entitled to vote. Holders of preferred stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of preferred stock held by each holder could be converted), shall be disregarded.

Except as otherwise expressly provided in the certificate of incorporation or as required by law, the holders of preferred stock, the holders of Class A common stock and the holders of Class B common stock shall vote together and not as separate classes, and there shall be no series voting.

Dividend Rights

Holders of the Company’s common stock are entitled to receive dividends, as may be declared from time to time by the board of directors out of legally available funds and only following payment to holders of the Company’s preferred stock, as detailed in the certificate of incorporation. Following payment of dividends to the holders of preferred stock in accordance with the preferential order set out in the certificate of incorporation, including the Series S preferred stock, any additional dividends set aside or paid in a given year, shall be set aside and paid among the holders of the preferred stock and common stock on an as-converted basis. The rights to dividends are not cumulative.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all debts and other liabilities of the Company and only after the satisfaction of any liquidation preferences granted to the holders of all shares of the outstanding preferred stock in accordance with the liquidation stack provided for in the certificate of incorporation of the Company.

Rights and Preferences

Holders of the Company’s common stock have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the Company’s common stock, except that holders of the Class B common stock may convert their shares into shares of Class A common stock.

Conversion Rights

Each share of Class B common stock shall automatically convert into one share of Class A common stock upon any transfer of such shares other than for tax planning purposes and certain other limited exceptions, as outlined in the certificate of incorporation.

Each share of Class B common stock shall be convertible into one share of Class A common stock at the option of the holder thereof at any time upon written notice to the Company’s transfer agent.

Ordinary Preferred Stock

The Company has authorized the issuance of the Series m preferred stock, the Series m-1 preferred stock, the Series m-3 preferred stock, the Series m-4 preferred stock and the Series S preferred stock, which contain substantially similar rights, preferences, and privileges, as other series of preferred stock, except as described below.

Conversion Rights

Shares of Ordinary Preferred Stock are convertible, at the option of the holder, at any time, into fully-paid nonassessable shares of the Company’s Class A common stock at the then-applicable conversion rate. The conversion rate is subject to anti-dilution protective provisions that will be applied to adjust the number of shares of Class A common stock issuable upon conversion of the shares of the respective series of preferred stock, except Series m-3 preferred stock and Series m-4 preferred stock, in case shares of common stock, on an as converted basis, are issued for a price per share below the price per share of the relevant series of preferred stock, subject to customary exceptions, in accordance with the certificate of incorporation.

The initial conversion rate for the conversion of the Series m preferred stock and Series S preferred stock was 1:1, which conversion rate will continue to be adjusted pursuant to the broad-based weighted average anti-dilution adjustment provisions provided for in the certificate of incorporation.

Additionally, each share of preferred stock will automatically convert into Class A common stock or Class B common stock, as applicable, (i) immediately prior to the closing of a firm commitment underwritten public offering, registered under the Securities Act, (ii) with respect to preferred stock other than the Series m-4 preferred stock, upon the receipt by the Company of a written request for such conversion from the holders of a majority of the preferred stock other than the Series m-4 preferred stock then outstanding, or (iii) with respect to the Series m-4 preferred stock, upon the receipt by the Company of a written request for such conversion from the holders of a majority of the Series m-4 preferred stock then outstanding. The stock will convert in the same manner as a voluntary conversion.

Voting Rights

Each holder of Ordinary Preferred Stock is entitled to that number of votes equal to one vote per share of Class A common stock into which such shares are convertible, as adjusted as discussed above for the Series m preferred stock and Series S preferred stock. Fractional votes are not permitted and if the conversion results in a fractional share, it will be disregarded. Holders of Ordinary Preferred Stock are entitled to vote on all matters submitted to a vote of the stockholders, including the election of directors, as a single class with the holders of common stock.

Dividend Rights

Holders of Series m-4 preferred stock are entitled to receive cumulative dividends payable semi-annually in arrears with respect to each dividend period ending on and including the last calendar day of each six-month period ending March 31 and September 30, respectively (each such period, a “Dividend Period” and each such date, a “Dividend Payment Date”), at the rate per share of Series m-4 preferred stock equal to the Dividend Rate for the Series m-4 preferred stock, in each case subject to compliance with applicable law. Dividends to holders of Series m-4 preferred stock are paid in kind as a dividend of additional shares of Series m-4 preferred stock (“PIK Dividends”) for each Dividend Period on the applicable Dividend Payment Date using a price per share equal to the original issue price, provided that the Company shall not issue any fractional shares of Series m-4 preferred stock.

Except as described above, the Company has no obligation to pay any dividends to the holders of Series m-4 preferred stock, except when, as and if declared by the board of directors out of any assets at the time legally available therefor or as otherwise specifically provided in the certificate of incorporation. No distribution will be made with respect to the Series S preferred stock, the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock, the Series m-2 preferred stock, Series A preferred stock, Series m-3 preferred stock or the common stock until all declared or accrued but unpaid dividends on the Series m-4 preferred stock have been paid or set aside for payment to the Series m-4 preferred stockholders.

Right to Receive Liquidation Distributions

In the event of any Liquidation Event, as defined in the certificate of incorporation (which includes the liquidation, dissolution, merger, acquisition or winding up of the Company), the holders of the Series m-4 preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series S preferred stock, Series A preferred stock, Series B preferred stock, Series m preferred stock, Series m-1 preferred stock, Series m-2 preferred stock, Series m-3 preferred stock or common stock by reason of their ownership of such stock, an amount per share for each share of Series m-4 preferred stock held by them equal to the greater of (A): the sum of (i) the Liquidation Preference specified for such share of Series m-4 preferred stock, and (ii) all accrued but unpaid PIK Dividends (if any) on such share of Series m-4 preferred stock, whether or not declared, or (B) the consideration that such Holder would receive in the Liquidation Event if all shares of Series m-4 preferred stock were converted to Class A common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series m-4 preferred stock, where for purposes of (B) such Holder is deemed to hold, in addition to each of its shares of Series m-4 preferred stock, any additional shares of Series m-4 preferred stock that constitute all accrued but unpaid PIK Dividends, whether or not declared. If upon the Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series m-4 preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series m-4 preferred stock in proportion to the full amounts they would otherwise be entitled to receive. The Series m-4 preferred stock has a $7 per share liquidation preference, which is 2x its original issue price.

The holders of the Series S preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series A preferred stock, Series B preferred stock, Series m preferred stock, Series m-1 preferred stock, Series m-2 preferred stock, Series m-3 preferred stock or common stock by reason of their ownership of such stock, an amount per share for each share of Series S preferred stock held by them equal to the greater of (A): the sum of (i) the Liquidation Preference specified for such share of Series S preferred stock, and (ii) all declared but unpaid dividends (if any) on such share of Series S preferred stock, or (B) the amount such Holder would receive if all shares of Series S preferred stock were converted to common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series S preferred stock. If upon the Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series S preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series S preferred stock in proportion to the full amounts they would otherwise be entitled to receive.

The holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series A preferred stock, Series m-3 preferred stock or common stock by reason of their ownership of such stock, an amount per share for each share of Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock held by them equal to the greater of (A): the sum of (i) the Liquidation Preference specified for such share of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock or Series m-2 preferred stock, as applicable, and (ii) all declared but unpaid dividends (if any) on such share of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock or Series m-2 preferred stock, as applicable, or (B) the amount such Holder would receive if all shares of the applicable series of preferred stock were converted to common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock and Series m-2 preferred stock, voting together as a single class. If upon the Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock in proportion to the full amounts they would otherwise be entitled to receive.

The holders of Series m-3 preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock by reason of their ownership of such stock, an amount per share for each share of Series m-3 preferred stock held by them equal to the greater of (A): the sum of (i) the Liquidation Preference specified for such share of Series m-3 preferred stock and (ii) all declared but unpaid dividends (if any) on such share of Series m-3 preferred stock, or (B) the amount such Holder would receive if all shares of Series m-3 preferred stock were converted to common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series m-3 preferred stock. If upon a Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series m-3 preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series m-3 preferred stock in proportion to the full amounts they would otherwise be entitled to receive.

After payment of all liquidation preferences to the holders of the preferred stock, as outlined below, all remaining assets of the Company legally available for distribution shall be distributed pro rata to the holders of the common stock, without any participation in such liquidation by the preferred stock. The certificate of incorporation explicitly requires that before any shares of preferred stock are converted into common stock, the relevant holder’s right to liquidation preference be surrendered, in order to prevent treatment of shares as both preferred stock and common stock for the purpose of distributions of assets upon a Liquidation Event.

Super Voting Preferred Stock

The Company has authorized the issuance of three other series of preferred stock. The series are designated Series A preferred stock, Series B preferred stock and Series m-2 preferred stock. Each series of Super Voting Preferred Stock contains substantially similar rights, preferences, and privileges, except as described below.

Dividend Rights

In any calendar year, the holders of outstanding shares of preferred stock are entitled to receive dividends, when, as and if declared by the board of directors, out of any assets at the time legally available therefor, at the dividend rate specified for such shares of preferred stock payable in preference and priority to any declaration or payment of any distribution on common stock of the Company in such calendar year. Except dividends to Series m-4 preferred stock specified above, the right to receive dividends on shares of preferred stock is not cumulative, and no right to dividends shall accrue to holders of preferred stock by reason of the fact that dividends on said shares are not declared or paid.

No distributions shall be made with respect to the Series S preferred stock, the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock, the Series m-2 preferred stock, Series A preferred stock or Series m-3 preferred stock unless dividends on the Series m-4 preferred stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared or accrued dividends on the Series m-4 preferred stock have been paid or set aside for payment to the Series m-4 preferred stock holders.

No distributions shall be made with respect to the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock, the Series m-2 preferred stock, Series A preferred stock or Series m-3 preferred stock unless dividends on the Series S preferred stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared dividends on the Series S preferred stock have been paid or set aside for payment to the Series S preferred stock holders.

No distributions shall be made with respect to the Series A preferred stock or Series m-3 preferred stock unless dividends on the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared dividends on the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock have been paid or set aside for payment to the Series B preferred stock holders, the Series m preferred stock holders, the Series m-1 preferred stock holders and the Series m-2 preferred stock holders, as applicable.

No Distributions shall be made with respect to the Series m-3 preferred stock unless dividends on the Series A preferred stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared dividends on the Series A preferred stock have been paid or set aside for payment to the Series A preferred stockholders.

No Distributions shall be made with respect to the common stock unless dividends on the Series m-3 preferred stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared dividends on the Series m-3 preferred stock have been paid or set aside for payment to the Series m-3 preferred stockholders.

Conversion Rights

Shares of preferred stock are convertible, at the option of the holder, at any time, into fully-paid nonassessable shares of the Company’s Class A common stock or Class B common stock at the then-applicable conversion rate. Any shares of Super Voting Preferred Stock shall be convertible to shares of the Company’s Class B common stock. Any share of preferred stock convertible to shares of Class B common stock that has been transferred for any reason other than for tax planning purposes and certain other limited exceptions, as outlined in the Company’s certificate of incorporation, shall become convertible into shares of Class A common stock. The conversion rate is subject to anti-dilution protective provisions that will be applied to adjust the number of shares of Class A common stock or Class B common stock, as applicable, issuable upon conversion of the shares of the respective series of preferred stock. At the date of this prospectus, the conversion rate for both the Series A preferred stock and the Series B preferred stock is one share of Class A common stock or Class B common stock, as applicable, per one share of preferred stock. The initial conversion rate for the conversion of the Series m-2 preferred stock initially was 1:1.

Additionally, each share of preferred stock will automatically convert into Class A common stock or Class B common stock, as applicable, (i) immediately prior to the closing of a firm commitment underwritten public offering, registered under the Securities Act, (ii) with respect to preferred stock other than the Series m-4 preferred stock, upon the receipt by the Company of a written request for such conversion from the holders of a majority of the preferred stock other than the Series m-4 preferred stock then outstanding (voting as a single class and on an as-converted basis), or (iii) with respect to the Series m-4 preferred stock, upon the receipt by the Company of a written request for such conversion from the holders of a majority of the Series m-4 preferred stock then outstanding. The stock will convert in the same manner as a voluntary conversion.

Voting Rights

Each holder of preferred stock is entitled to that number of votes equal to the number of votes of shares of Class A common stock or Class B common stock, as applicable, into which such shares are convertible. This means that holders of Super Voting Preferred Stock shall be entitled to ten votes for each share held. Fractional votes are not permitted and if the conversion results in a fractional share, it will be disregarded. Holders of preferred stock are entitled to vote on all matters submitted to a vote of the stockholders, including the election of directors, as a single class with the holders of common stock.

Preemptive Rights

The Company previously granted an investor in a preferred stock financing the right to invest up to their pro rata share ownership in future offerings of securities of the Company. The investor converted their securities to Class A common stock in early 2022, and as a result, the preemptive rights terminated.

Right to Receive Liquidation Distribution

In the event of a Liquidation Event, the holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series A preferred stock, Series m-3 preferred stock or common stock by reason of their ownership of such stock, an amount per share for each share of Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock held by them equal to the greater of: (A) the sum of (i) the Liquidation Preference specified for such share of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock or Series m-2 preferred stock, as applicable, and (ii) all declared but unpaid dividends (if any) on such share of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock or Series m-2 preferred stock, as applicable, or (B) the amount such Holder would receive if all shares of the applicable series of preferred stock were converted to common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock and Series m-2 preferred stock, voting together as a single class. If upon the Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock in proportion to the full amounts they would otherwise be entitled to receive.

The holders of Series A preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock or Series m-3 preferred stock by reason of their ownership of such stock, an amount per share for each share of Series A preferred stock held by them equal to the greater of: (A) the sum of (i) the Liquidation Preference specified for such share of Series A preferred stock and (ii) all declared but unpaid dividends (if any) on such share of Series A preferred stock, or (B) the amount such Holder would receive if all shares of Series A preferred stock were converted to common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series A preferred stock. If upon a Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series A preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A preferred stock in proportion to the full amounts they would otherwise be entitled to receive.

After payment of all liquidation preferences to the holders of preferred stock, as outlined above, all remaining assets of the Company legally available for distribution shall be distributed pro rata to the holders of the common stock, without any participation in such liquidation by the preferred stock.

The certificate of incorporation explicitly requires that before any shares of preferred stock are converted into common stock, the relevant holder’s right to liquidation preference be surrendered, in order to prevent treatment of shares as both preferred stock and common stock for the purpose of distributions of assets upon a Liquidation Event.

Transfer Agent and Registrar

Our transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A.

Listing

Our Class A common stock is listed on The Nasdaq Global Market under the symbol “KSCP.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”). We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

o	incur additional indebtedness;

o	issue additional securities;

o	create liens;

o	pay dividends and make distributions in respect of our capital stock and/or the capital stock of our subsidiaries;

o	redeem capital stock;

o	make investments or other restricted payments;

o	sell, transfer or otherwise dispose of assets;

o	enter into sale-leaseback transactions;

o	engage in transactions with stockholders and affiliates;

o	issue or sell stock of our subsidiaries; or

o	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the indenture on discharge;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations; and

•	any other terms which shall not be inconsistent with the indentures.

The notes may be issued as original issue discount securities. An original issue discount security is a note, including any zero coupon note, which:

•	is issued at a price lower than the amount payable upon its stated maturity; and

•	provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

U.S. federal income tax consequences applicable to notes sold at an original issue discount will be described in the applicable prospectus supplement. In addition, U.S. federal income tax or other consequences applicable to any notes which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Under the indentures, we will have the ability, in addition to the ability to issue notes with terms different from those of notes previously issued, without the consent of the holders, to reopen a previous issue of a series of notes and issue additional notes of that series, unless the reopening was restricted when the series was created, in an aggregate principal amount determined by us.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquiror of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

•	if specified events of bankruptcy, insolvency or reorganization occur; and

•	any other event of default described in the applicable prospectus supplement.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the second to last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default results from the occurrence of a specified event of bankruptcy, insolvency or reorganization with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any such waiver shall cure the default or event of default.

Subject to the terms of the applicable indenture, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holders is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the TIA, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under an indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or accrued interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under the heading “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the TIA;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in such indenture;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under the heading “Description of Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of an indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series; provided that any amendment made solely to conform the provisions of the indenture to the corresponding description of the debt securities contained in the applicable prospectus or prospectus supplement shall be deemed not to adversely affect the interests of the holders of such debt securities.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities;

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver of the applicable indenture or notes or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;

•	changing any of our obligations to pay additional amounts;

•	reducing the amount of principal of an original issue discount security or any other note payable upon acceleration of the maturity thereof;

•	changing the currency in which any note or any premium or interest is payable;

•	impairing the right to enforce any payment on or with respect to any note;

•	adversely changing the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such note, if applicable;

•	in the case of the subordinated indenture, modifying the subordination provisions in a manner adverse to the holders of the subordinated notes;

•	if the notes are secured, changing the terms and conditions pursuant to which the notes are secured in a manner adverse to the holders of the secured notes;

•	reducing the requirements contained in the applicable indenture for quorum or voting;

•	changing any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or

•	modifying any of the above provisions set forth in this paragraph.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or another depositary named by us and identified in a prospectus supplement with respect to that series. See the section entitled “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of, or any premium or interest on, any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the TIA is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The summary of the terms of the warrants contained in this prospectus is not complete and is subject to, and is qualified in its entirety to, all provisions of the applicable warrant agreement.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	a discussion of certain material U.S. federal income tax considerations applicable to the warrants;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or common stock will be separately transferable;

•	the number of shares of preferred stock or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date or other specific circumstances occur. The summary of the terms of the units contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable unit agreements.

Any prospectus supplement related to any particular units will describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if appropriate, a discussion of certain material U.S. federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby:

•	directly to one or more purchasers;

•	through agents;

•	through dealers;

•	through underwriters;

•	through a combination of any of the above methods of sale; or

•	through any other methods described in a prospectus supplement.

We will identify the specific plan of distribution, including any direct purchasers, agents, dealers, underwriters and, if applicable, their compensation, the purchase price, the net proceeds to us, the public offering price, and any discounts or concessions allowed or reallowed or paid to dealers, in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions, at-the-market offerings and transactions on The Nasdaq Global Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.

Offers to purchase the securities may be solicited directly by us or by agents designated by us from time to time. We will, in the prospectus supplement relating to an offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

If an underwriter or underwriters are utilized in the sale, we will execute an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

Any person participating in the distribution of Class A common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our Class A common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our Class A common stock to engage in market-making activities with respect to our Class A common stock. These restrictions may affect the marketability of our Class A common stock and the ability of any person or entity to engage in market-making activities with respect to our Class A common stock.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities offered by this prospectus will be passed upon for us by Perkins Coie LLP.

EXPERTS

The financial statements of Knightscope, Inc. as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of CASE Emergency Systems as of and for the year ended December 31, 2021 incorporated in this Registration Statement on Form S-3 by reference to the Company’s Current Report on Form 8-K/A, filed with the SEC on December 28, 2022, have been so incorporated in reliance on the report of Cashuk, Wiseman, Goldberg, Birnbaum and Salem, LLP, an independent accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed thereto. Statements contained in this prospectus or any prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available free of charge over the Internet at the SEC’s web site at www.sec.gov. Our filings with the SEC are also available free of charge on our website at www.knightscope.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement. The prospectus included in this filing is part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC, as indicated above, or from us.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022;

•	our Definitive Proxy Statement on Schedule 14A relating to our 2022 Annual Meeting of Stockholders, filed with the SEC on May 2, 2022;

•	our Definitive Information Statement on Schedule 14C, filed with the SEC on January 23, 2023;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 16, 2022, August 15, 2022 and November 14, 2022, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 14, 2022, April 6, 2022, April 12, 2022, June 28, 2022, October 11, 2022, October 20, 2022, December 28, 2022, January 3, 2023, January 9, 2023 and January 27, 2023, and

•	the description of our Class A common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 25, 2022 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022).

Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Knightscope, Inc., Attention: Investor Relations, 1070 Terra Bella Avenue, Mountain View, California 94043, telephone (650) 924-1025.

Knightscope, Inc.

Up to $20,000,000

Class A Common Stock

PROSPECTUS

H.C. Wainwright & Co.

February 9, 2023